UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2008

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500 Pittsburgh PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 506-1131

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On March 26, 2008, iGate Corporation (the “Company”) terminated the First Amended and Restated Loan Agreement (the “Loan Agreement”), dated September 14, 2006, and amended as of September 13, 2007, between PNC Bank National Association (“PNC”), the Company, Company’s wholly-owned subsidiary, iGate, Inc., iGate Mastech, Inc., a Pennsylvania corporation, and Global Financial Services of Nevada, a Nevada corporation (collectively, the “Borrowers”), effective March 31, 2008. The Loan Agreement provided for a $35 million line of credit, unsecured by any of the Company’s assets. On March 31, 2008, the Company paid off all outstanding principal, interest, and fees under the Loan Agreement, in a total amount of $7,608.53. No material early termination payments were incurred as a result of this termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

	By:	/s/ Michael Zugay
	Name:	Michael Zugay
	Title:	Senior Vice President, Chief Financial Officer

March 31, 2008